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                                                                    EXHIBIT 3.12

                            CERTIFICATE OF AMENDMENT

                                       OF

                            CERTIFICATE OF FORMATION

                                       OF

                           SIMMONS CONTRACT SALES, LLC

                  This Certificate of Amendment of Simmons Contract Sales, LLC (the "LLC"), dated as of March 5, 2002, is being duly executed and filed by Nicole J. Desharnais, as an authorized person, to amend the original Certificate of Formation of the LLC, which was filed on September 27, 2001 under the Delaware Limited Liability Company ACT (6 Del.C. Section 18-101,et seq.).

                  The Certificate is hereby amended in its entirely to read as follows:

                  FIRST. The name of the limited liability company formed hereby is Simmons Contract Sales, LLC,

                  SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Entity Services Group. LLC, Suite 200,103 Foulk Road, County of New Castle, Wilmington, Delaware, 19803.

                  THIRD, The name and address of the registered agent for service of process on the LLC in the State of Delaware is Entity Services Group, LLC, Suite 200,103 Foulk Road, County of New Castle, Wilmington, Delaware, 19803.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation as of the date first written above.
                                            /s/ Nicole J. Desharnais
                                            ---------------------------
                                            Nicole J. Desharnais
                                            Authorized Person

    STATE OF DELAWARE
   SECRETARY OF STATE
 DIVISION OF CORPORATIONS
 FILED 09:00 AM 03/05/2002
   020155601 - 3441727